Exhibit 99.1
Zuora Reports Second Quarter Fiscal 2020 Results

•	Subscription revenue grew 24% year-over-year; total revenue grew 21% year-over-year

•	Fiscal 2020 total revenue guidance updated to $273.5 million to $278.0 million

San Mateo, Calif. – August 28, 2019 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal second quarter ended July 31, 2019.
"In the second quarter, we reported solid results," said Tien Tzuo, founder and CEO of Zuora. "We made progress with operational execution, product innovation and launched our Zuora Central Platform, all focused on delivering durable, long-term growth."
Second Quarter Fiscal 2020 Financial Results (comparative period adjusted for ASC 606 adoption):

•	Revenue: Total revenue was $69.7 million, an increase of 21% year-over-year. Subscription revenue was $50.6 million, an increase of 24% year-over-year.

•	Loss from Operations: GAAP loss from operations was $21.3 million, compared to a loss of $17.1 million in the second quarter of fiscal 2019.
Non-GAAP loss from operations was $10.1 million, compared to a non-GAAP loss from operations of $11.2 million in the second quarter of fiscal 2019.

•
Net Loss: GAAP net loss was $20.8 million, or 30% of revenue, compared to a net loss of $18.5 million, or 32% of revenue, in the second quarter of fiscal 2019. GAAP net loss per share attributable to common stockholders was $0.19 based on 110.6 million weighted-average shares outstanding, compared to a GAAP net loss per share attributable to common stockholders of $0.18 based on 105.1 million weighted-average shares outstanding in the second quarter of fiscal 2019.

Non-GAAP net loss was $9.5 million, compared to a non-GAAP net loss of $12.7 million in the second quarter of fiscal 2019. Non-GAAP net loss per share attributable to common stockholders was $0.09 based on 110.6 million weighted-average shares outstanding, compared to a non-GAAP net loss per share attributable to common stockholders of $0.12 based on 105.1 million weighted-average shares outstanding in the second quarter of fiscal 2019.

•
Cash Flow: Net cash used in operating activities was $8.9 million, compared to net cash used in operating activities of $2.4 million in the second quarter of fiscal 2019. Free cash flow was negative $11.5 million compared to negative $7.3 million in the second quarter of fiscal 2019.

•	Cash and Cash Equivalents and Short-term Investments: Cash and cash equivalents and short-term investments were $174.6 million as of July 31, 2019.

A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:

•	Customers with ACV equal to or greater than $100,000 was 566, which represents 19% year-over-year growth.

•	Dollar-based retention rate was 107%.

•	Customer usage of Zuora solutions grew, with $10.1 billion in transaction volume through Zuora’s billing platform during our second quarter, an increase of 35% year-over-year.

•	Zuora highlighted customers from multiple industries in press announcements including Stackpath, Omoove, and CreativeBug.

•	Notable recent go-lives include Airbus, Diamond, Inc, Penske Media, Hudl, and Poly, a combination of Polycom and Plantronics.

•
At Zuora’s annual user conference, Subscribed San Francisco, the company announced its new Zuora Central Platform including new Workflow Builder and Data Query Tools; and a collection of enhancements across Zuora’s suite of applications: international capabilities in Zuora Billing, enhanced usability for collections agents in Zuora Collect, and a new Subscriber Portal to enable self-serve account management and payments.

•	Zuora hired a new Chief Product Officer, Chris Battles, and appointed a Chief Customer Officer, Tom Krackeler, to lead the company's next generation of platform innovation and its customer adoption.

•	Zuora was named one of the San Francisco Business Times’ 50 Greater Bay Area Financial Tech Companies.

Financial Outlook:
Zuora currently expects the following results for the third quarter and full fiscal year 2020:

	Third Quarter	Fiscal 2020
Subscription revenue	$51.5M - $52.5M	$202.5M - $206.0M
Total revenue	$69.0M - $71.0M	$273.5M - $278.0M
Non-GAAP loss from operations	$(10.5M) - $(9.5M)	$(44.0M) - $(42.0M)
Non-GAAP net loss per share¹	$(0.10) - $(0.09)	$(0.40) - $(0.38)

(1) Non-GAAP net loss per share attributable to common stockholders was computed assuming 111.8 million weighted-average shares outstanding for the third quarter of fiscal 2020 and 111.1 million weighted-average shares outstanding for the full year fiscal 2020.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share attributable to common stockholders to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on August 28, 2019 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 8998829. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 8998829. The replay will be available through September 4, 2019.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Internal-use software. We exclude capitalization and the subsequent amortization of internal-use software, which is a non-cash expense, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures as these expenditures are considered to be a necessary component of ongoing operations.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Operating Metrics
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.

Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Forward-Looking Statements
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the third fiscal quarter fiscal 2020 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on June 11, 2019 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not able to sustain or manage any future growth effectively; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; challenges related to growing our relationships with systems integrators and their effectiveness in selling our products; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-cash process, including billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Rogers, Schneider Electric, Xplornet and Zendesk. Headquartered in the Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contact:
Joon Huh
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087

© 2019 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Other names and brands may be claimed as the property of others.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
		As Adjusted¹		As Adjusted¹
Revenue:
Subscription	$50,647	$40,877	$97,958	$76,766
Professional services	19,086	16,970	35,884	33,529
Total revenue	69,733	57,847	133,842	110,295
Cost of revenue:
Subscription	12,798	10,421	24,731	20,286
Professional services	20,904	18,226	41,002	34,379
Total cost of revenue	33,702	28,647	65,733	54,665
Gross profit	36,031	29,200	68,109	55,630
Operating expenses:
Research and development	18,744	13,323	35,759	25,385
Sales and marketing	27,290	24,379	52,791	46,159
General and administrative	11,324	8,563	21,769	17,974
Total operating expenses	57,358	46,265	110,319	89,518
Loss from operations	(21,327)	(17,065)	(42,210)	(33,888)
Interest and other income (expense), net	569	(1,178)	1,104	(1,851)
Loss before income taxes	(20,758)	(18,243)	(41,106)	(35,739)
Income tax provision	(55)	(302)	(299)	(595)
Net loss	(20,813)	(18,545)	(41,405)	(36,334)
Comprehensive loss:
Foreign currency translation adjustment	(200)	417	(275)	338
Unrealized gain on available-for-sale securities	22	—	46	—
Comprehensive loss	$(20,991)	$(18,128)	$(41,634)	$(35,996)
Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.18)	$(0.38)	$(0.48)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	110,595	105,146	109,724	75,529

(1) The condensed consolidated statements of comprehensive loss for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31, 2019	January 31, 2019
		As Adjusted¹
Assets
Current assets:
Cash and cash equivalents	$56,551	$67,940
Short-term investments	118,065	107,908
Accounts receivable, net of allowance for doubtful accounts of $2,448 and $2,522 as of July 31, 2019 and January 31, 2019, respectively	46,905	58,258
Restricted cash, current portion	—	400
Deferred commissions, current portion	8,713	8,616
Prepaid expenses and other current assets	15,331	14,632
Total current assets	245,565	257,754
Property and equipment, net	20,381	19,625
Restricted cash, net of current portion	—	1,684
Purchased intangibles, net	6,465	7,396
Deferred commissions, net of current portion	17,696	18,664
Goodwill	17,632	17,632
Other assets	5,922	3,292
Total assets	$313,661	$326,047
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$959	$1,512
Accrued expenses and other current liabilities	13,774	14,210
Accrued employee liabilities	22,624	22,603
Debt, current portion	4,444	2,963
Deferred revenue, current portion	86,093	86,784
Total current liabilities	127,894	128,072
Debt, net of current portion	8,293	10,494
Deferred revenue, net of current portion	83	112
Deferred tax liabilities	1,877	1,877
Other long-term liabilities	3,298	3,678
Total liabilities	141,445	144,233
Stockholders’ equity:
Class A common stock	8	8
Class B common stock	3	3
Additional paid-in capital	520,812	488,776
Accumulated other comprehensive income	252	481
Accumulated deficit	(348,859)	(307,454)
Total stockholders’ equity	172,216	181,814
Total liabilities and stockholders’ equity	$313,661	$326,047

(1) The condensed consolidated balance sheet for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2019	2018
		As Adjusted¹
Cash flows from operating activities:
Net loss	$(41,405)	$(36,334)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,164	4,495
Stock-based compensation	19,575	10,263
Provision for doubtful accounts	2,252	2,512
Amortization of deferred commissions	4,656	3,740
Other	(887)	144
Changes in operating assets and liabilities:
Accounts receivable	9,101	5,198
Prepaid expenses and other current assets	(2,411)	(1,786)
Deferred commissions	(3,785)	(5,847)
Other assets	(813)	(1,881)
Accounts payable	(665)	159
Accrued expenses and other current liabilities	(1,113)	2,626
Accrued employee liabilities	21	3,275
Deferred revenue	(720)	2,515
Other long-term liabilities	(78)	699
Net cash used in operating activities	(11,108)	(10,222)
Cash flows from investing activities:
Purchases of property and equipment	(4,242)	(6,690)
Purchases of short-term investments	(103,073)	—
Sales of short-term investments	3,496	—
Maturities of short-term investments	90,400	—
Business combinations, net of cash acquired	—	(247)
Net cash used in investing activities	(13,419)	(6,937)
Cash flows from financing activities:
Payments under capital leases	—	(464)
Proceeds from issuance of common stock upon exercise of stock options	7,048	6,665
Payments of offering costs	—	(4,272)
Proceeds of issuance of common stock under employee stock purchase plan	5,069	—
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	164,703
Payments under related party notes receivable	—	(4,344)
Repurchases of unvested common stock	(47)	(6)
Principal payments on long-term debt	(741)	(417)
Payments related to business combination	—	(12,558)
Net cash provided by financing activities	11,329	149,307
Effect of exchange rates on cash and cash equivalents and restricted cash	(275)	338
Net (decrease) increase in cash and cash equivalents and restricted cash	(13,473)	132,486
Cash and cash equivalents and restricted cash, beginning of period	70,024	53,363
Cash and cash equivalents and restricted cash, end of period	$56,551	$185,849
Supplemental disclosure of non-cash investing and financing activities:
Lapse of restrictions on common stock related to early exercise of stock options	$306	$1,137
Property and equipment purchases accrued or in accounts payable	$899	$1,069
Deferred offering costs payable or accrued but not paid	$—	$337
Property and equipment acquired under capital leases	$—	$2,335
Reconciliation of cash and cash equivalents and restricted cash within the unaudited condensed consolidated balance sheets to the amounts shown in the unaudited condensed consolidated statements of cash flows above:

Cash and cash equivalents	$56,551	$179,195
Restricted cash, current	—	1,770
Restricted cash, net of current portion	—	4,884
Total cash and cash equivalents and restricted cash	$56,551	$185,849
(1) The condensed consolidated statement of cash flows for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$12,798	$(811)	$(427)	$(397)	$11,163
Cost of professional services revenue	20,904	(1,984)	—	—	18,920
Gross profit	36,031	2,795	427	397	39,650
Operating expenses:
Research and development	18,744	(4,484)	—	1,173	15,433
Sales and marketing	27,290	(2,491)	—	—	24,799
General and administrative	11,324	(1,846)	—	—	9,478
Loss from operations	(21,327)	11,616	427	(776)	(10,060)
Net loss	$(20,813)	$11,616	$427	$(776)	$(9,546)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.19)				$(0.09)
Gross margin	52%				57%
Subscription gross margin	75%				78%

	Three Months Ended July 31, 2018
	GAAP²	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP²
Cost of revenue:
Cost of subscription revenue	$10,421	$(433)	$(563)	$(330)	$9,095
Cost of professional services revenue	18,226	(1,399)	—	—	16,827
Gross profit	29,200	1,832	563	330	31,925
Operating expenses:
Research and development	13,323	(1,416)	—	684	12,591
Sales and marketing	24,379	(1,522)	—	—	22,857
General and administrative	8,563	(890)	—	—	7,673
Loss from operations	(17,065)	5,660	563	(354)	(11,196)
Net loss	$(18,545)	$5,660	$563	$(354)	$(12,676)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.18)				$(0.12)
Gross margin	50%				55%
Subscription gross margin	75%				78%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 110,595 and 105,146 basic and diluted weighted-average shares of common stock for the three months ended July 31, 2019 and 2018, respectively.

(2) Financial information for prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Six Months Ended July 31, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$24,731	$(1,304)	$(930)	$(751)	$21,746
Cost of professional services revenue	41,002	(3,343)	—	—	37,659
Gross profit	68,109	4,647	930	751	74,437
Operating expenses:
Research and development	35,759	(7,675)	—	1,598	29,682
Sales and marketing	52,791	(4,343)	—	—	48,448
General and administrative	21,769	(2,910)	—	—	18,859
Loss from operations	(42,210)	19,575	930	(847)	(22,552)
Net loss	$(41,405)	$19,575	$930	$(847)	$(21,747)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.38)				$(0.20)
Gross margin	51%				56%
Subscription gross margin	75%				78%

	Six Months Ended July 31, 2018
	GAAP²	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP²
Cost of revenue:
Cost of subscription revenue	$20,286	$(756)	$(1,244)	$(581)	$17,705
Cost of professional services revenue	34,379	(2,430)	—	—	31,949
Gross profit	55,630	3,186	1,244	581	60,641
Operating expenses:
Research and development	25,385	(2,464)	—	1,278	24,199
Sales and marketing	46,159	(3,112)	—	—	43,047
General and administrative	17,974	(1,501)	—	—	16,473
Loss from operations	(33,888)	10,263	1,244	(697)	(23,078)
Net loss	$(36,334)	$10,263	$1,244	$(697)	$(25,524)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.48)				$(0.34)
Gross margin	50%				55%
Subscription gross margin	74%				77%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 109,724 and 75,529 basic and diluted weighted-average shares of common stock for the six months ended July 31, 2019 and 2018, respectively.

(2) Financial information for prior period presented above has been adjusted to reflect the adoption of ASC 606.

Sales and Marketing Expense

	GAAP¹	Stock-based Compensation	Non-GAAP¹
Twelve months ended July 31, 2019	$101,801	$(8,615)	$93,186
Twelve months ended January 31, 2019	95,169	(7,384)	87,785
Twelve months ended July 31, 2018	82,126	(4,866)	77,260

(1) Financial information for prior periods presented above have been adjusted to reflect the adoption of ASC 606.

Free Cash Flow

	Three Months Ended July 31,
	2019	2018
Net cash used in operating activities	$(8,946)	$(2,396)
Less:
Purchases of property and equipment	(2,566)	(4,926)
Free cash flow	$(11,512)	$(7,322)